UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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Preliminary proxy statement

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Definitive proxy statement

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Definitive additional materials

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Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

Titan Pharmaceuticals, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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TITAN PHARMACEUTICALS, INC.
400 Oyster Point Boulevard, Suite 505
South San Francisco, California 94080
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To be held November 16, 2020
To the Stockholders of Titan Pharmaceuticals, Inc.:
A special meeting of stockholders of Titan Pharmaceuticals, Inc. (“our company”, “Titan,” “we,” “our,” or “us”) will be held at our executive offices at 400 Oyster Point Boulevard, Suite 505, South San Francisco, California 94080 on Monday, November 16, 2020 at 9:00 a.m. local time for the following purpose:
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to approve an amendment to our certificate of incorporation to effect a reverse split of our common stock within a range from 1-for-15 to 1-for-30, with the exact ratio to be determined by our board of directors (the “Reverse Split”); and

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to consider and take action upon such other matters as may properly come before the meeting or any adjournment thereof.

The close of business on October 30, 2020 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting or any adjournment thereof.
Our common stock will be delisted from the Nasdaq Capital Market (“Nasdaq”) if our share price is not above $1.00 for at least 10 consecutive trading days prior to November 30, 2020. Approval of the Reverse Split enables our board of directors (the “Board”) to judiciously select an appropriate Reverse Split ratio to meet Nasdaq’s share price requirement. Without approval of the Reverse Split Proposal, the Board will not be able to prevent the common stock from being delisted from Nasdaq, which will likely have very serious consequences for our company and our stockholders.
You are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, please mark, sign, date and return the enclosed proxy as promptly as possible in the enclosed postage-prepaid envelope. If you attend the meeting you may vote in person, even if you returned a proxy.
IMPORTANT
Delaware law requires a majority of our outstanding shares to approve the Reverse Split. Please note, if your shares are held in street name, your broker, trust, bank or other nominee holder may elect not to vote your shares unless you direct the nominee holder how to vote by marking your form of proxy and returning it as instructed.
Your vote is important, no matter how many or how few shares you may own.
By Order of the Board of Directors,
Marc Rubin, M.D.
Executive Chairman of the Board
November 2, 2020

TITAN PHARMACEUTICALS, INC.
400 Oyster Point Boulevard, Suite 505
South San Francisco, California 94080
PROXY STATEMENT
SPECIAL MEETING OF STOCKHOLDERS
We are furnishing this proxy statement to the holders of our common stock in connection with the solicitation of proxies on behalf of the Board for use at a special meeting of stockholders to be held at our executive offices at 400 Oyster Point Boulevard, Suite 505, South San Francisco, California 94080 on Monday, November 16, 2020 at 9:00 a.m. local time, and any adjournment thereof, for the sole purpose of seeking approval of the Reverse Split.
The purpose of the Reverse Split is to enable us to regain compliance with Nasdaq’s $1.00 minimum bid price requirement, and to undertake additional financings in the future to the extent necessary for working capital and to support our product development efforts. We urge our stockholders to review the information set forth in this proxy statement, particularly under the heading “Approval of the Reverse Split”
SOLICITATION OF PROXIES
We will bear the cost of soliciting proxies. In addition to solicitation of proxies by mail, our employees, without extra remuneration, may solicit proxies personally or by telephone. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy materials to beneficial owners and seeking instruction with respect thereto. We have retained Alliance Advisors LLC to assist in the solicitation of proxies for a fee of $15,000, plus reimbursement of expenses.
We mailed these proxy materials on or about November 2, 2020 to our stockholders of record and beneficial owners as of October 30, 2020, the record date for the meeting.
GENERAL INFORMATION ABOUT VOTING
Record Date
Only the holders of record of our common stock at the close of business on the record date, October 30, 2020 (the “Record Date”), are entitled to notice of and to vote at the meeting. On the Record Date, there were 196,763,180 shares of our common stock outstanding. Stockholders are entitled to one vote for each share of common stock held on the record date.
Voting
When a proxy is properly executed and returned (and not subsequently properly revoked), the shares it represents will be voted in accordance with the directions indicated thereon, or, if no direction is indicated thereon, it will be voted:
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FOR approval of the Reverse Split; and

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in the discretion of the proxies with respect to any other matters properly brought before the stockholders at the meeting.

Votes Required for Approval
The approval of the amendment to our certificate of incorporation to effect the Reverse Split requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to be voted at the meeting. Specifically, we will need to receive favorable votes from the holders of at least 98,381,591 shares of our common stock for approval of the Reverse Split. Abstentions are not treated as votes cast, and therefore will have the effect of a vote against this proposal. We understand that certain brokerage firms have elected not to vote even on “routine” matters such as the Reverse Split without your voting instructions. If your brokerage firm has made this decision and you do not provide voting instructions, your vote will not be cast and will have the effect of a vote against the Reverse Split. Accordingly, we urge you to provide instructions to your bank, brokerage firm, or other nominee by voting your proxy.
Broker Non-Votes
A “broker non-vote” occurs when a broker, bank, or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because that holder (i) has not received instructions from the beneficial owner and (ii) does not have discretionary voting power for that particular item.
If you are a beneficial owner and you do not give instructions to your broker, bank, or other holder of record, such holder of record will be entitled to vote the shares with respect to “routine” items but will not be permitted to vote the shares with respect to “non-routine” items (those shares are treated as “broker non-votes”). If you are a beneficial owner, your broker, bank, or other holder of record generally has discretion to vote your shares on the proposal to approve the Reverse Split. However, we understand that certain brokerage firms have elected not to vote even on “routine” matters such as the Reverse Split without your voting instructions. Accordingly, we urge you to provide instructions to your bank, brokerage firm, or other nominee by voting your proxy to ensure that your shares will be voted in accordance with your wishes at the special meeting.
Revocability of Proxies
You may revoke any proxy given in response to this solicitation by notifying us in writing at the above address, attention: Corporate Secretary by 5 p.m. on November 13, 2020, or by voting a subsequent proxy or in person at the annual meeting. Attendance by a stockholder at the meeting does not alone serve to revoke a proxy. If a broker, trust, bank or other nominee holds your shares, please follow the instructions you receive from that person.
Delivery of Documents to Stockholders Sharing an Address
The SEC has adopted rules that permit companies to deliver a single Notice of Internet Availability or a single copy of proxy materials to multiple stockholders sharing an address unless a company has received contrary instructions from one or more of the stockholders at that address. Upon request, we will promptly deliver a separate Notice of Internet Availability or separate copy of proxy materials to one or more stockholders at a shared address to which a single Notice of Internet Availability or a single copy of proxy materials was delivered. Stockholders may request a separate Notice of Internet Availability or separate copy of proxy materials by contacting our Corporate Controller either by calling 1-650-989-2268 or by mailing a request to 400 Oyster Point Boulevard, Suite 505, South San Francisco, California 94080. Stockholders at a shared address who receive multiple Notices of Internet Availability or multiple copies of proxy materials may request to receive a single Notice of Internet Availability or a single copy of proxy materials in the future in the same manner as described above.
***
If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor at the numbers listed below:
Alliance Advisors LLC
200 Broadacres Blvd. Suite 300
Bloomfield, NJ 07003
Stockholders, banks and brokers call toll free: 866-619-4651

APPROVAL OF THE REVERSE SPLIT
General
Our Board has approved, subject to stockholder approval, an amendment to our certificate of incorporation to effect a Reverse Split of our issued and outstanding common stock within a range from 1-for-15 to 1-for-30. The primary reasons for the Reverse Split are (i) to enable us to regain compliance with the $1.00 minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2) and (ii) to provide additional shares for issuance in connection with future financings and other business purposes. Our common stock will be delisted from Nasdaq if we do not receive stockholder approval to effect the Reverse Split.
The form of the proposed amendment to our certificate of incorporation to effect the Reverse Split will be substantially as set forth on Annex B (subject to any changes required by applicable law). If approved by our stockholders, the Reverse Split proposal would permit (but not require) our Board to effect the Reverse Split by a ratio of not less than 1-for-15 and not more than 1-for-30, with the exact ratio to be set within this range as determined by our Board in its sole discretion. We believe that enabling our Board to set the ratio within the stated range will provide us with the flexibility to implement the Reverse Split in a manner designed to maximize the anticipated benefits for our stockholders. In determining a ratio, if any, following the receipt of stockholder approval, our Board may consider, among other things, factors such as:
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Nasdaq’s minimum bid price requirement;

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the historical trading price and trading volume of our common stock;

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the number of shares of our common stock outstanding;

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the then-prevailing trading price and trading volume of our common stock and the anticipated impact of the Reverse Split on the trading market for our common stock; and

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prevailing general market and economic conditions.

The amendment to our certificate of incorporation to effect the Reverse Split will include only the Reverse Split ratio determined by our Board to be in the best interests of our stockholders and all of the other proposed amendments at different ratios will be abandoned.
Unless specifically stated, share amounts and share prices have not been adjusted in this proxy statement to give effect to the proposed Reverse Split.
Reasons for the Reverse Split
Our common stock is currently quoted on Nasdaq Capital Market. On September 19, 2019, we received a letter from the Listing Qualifications staff of Nasdaq notifying us that we were no longer in compliance with the minimum bid price requirement for continued listing on Nasdaq. Nasdaq Listing Rule 5550(a)(2) requires listed companies to maintain a minimum bid price of $1.00 per share. The letter noted that the bid price of our common stock was below $1.00 for the 30-day period ending September 18, 2019. The notification letter advised us that we had 180 days, or until March 17, 2020, to regain compliance with the minimum bid price requirement by having a closing bid price of at least $1.00 per share for a minimum of 10 consecutive business days. On April 17, 2020, Nasdaq notified us that the 180-day period to regain compliance with the minimum bid price requirement had been extended due to the global market impact caused by COVID-19. More specifically, Nasdaq has stated that the compliance periods for any company previously notified about non-compliance are suspended effective April 16, 2020, until June 30, 2020. On July 1, 2020, companies received the balance of any pending compliance period exception to regain compliance as a result of which we now have until November 30, 2020 to regain compliance with the minimum bid price rule. Our goal, through the Reverse Split, is to increase our stock price so that it enables us to satisfy the minimum bid price requirement within the timeframe allotted by Nasdaq.
On the Record Date, after giving effect to shares that are reserved for issuance pursuant to outstanding options, warrants and our 2015 Omnibus Equity Incentive Plan (the “2015 Plan”), we had only 545,108 shares of common stock available for issuance under our current certificate of incorporation. In addition, on October 30, 2020, we completed a public offering of securities that included warrants to purchase 80,000,000 shares of common stock (the “Offering Warrants”) for which no shares have been reserved and, therefore, the Offering Warrants will not be exercisable unless and until we have additional shares available for issuance. In the future, we will need to raise additional capital in order to fund our research and development programs. Because the Reverse Split will result in a reduction in the total share count of our outstanding securities, including those underlying our equity incentive plans, but will not affect the total number of shares of common stock authorized by the certificate of incorporation, the Reverse Split will result in an increase in the number of shares available for issuance upon exercise of the Offering Warrants and in connection with future financing efforts, as well as any potential business or product acquisitions that we might wish to pursue in the future. See the discussion under “Effect on Authorized but Unissued Shares of Common Stock” for a more detailed discussion.
Certain Risks Associated with the Reverse Split
There are numerous factors and contingencies that could affect our stock price following the proposed Reverse Split, including the status of the market for our stock at the time, our reported results of operations in future periods, and general economic, market and industry conditions. Accordingly, the market price of our common stock may not be sustainable at the direct arithmetic result of the Reverse Split. If the market price of our common stock declines after the Reverse Split, our total market capitalization (the aggregate value of all of our outstanding common stock at the then existing market price) after the split will be lower than before the split.
The Reverse Split may result in some stockholders owning “odd lots” of less than 100 shares of our common stock on a post-split basis. Odd lots may be more difficult to sell, or require greater transaction costs per share to sell, than shares in “round lots” of even multiples of 100 shares.
Effect on Holders of Outstanding Common Stock
Depending on the ratio for the Reverse Split determined by our Board, a minimum of four and a maximum of 10 shares of existing common stock (“Old Shares”) will be combined into one new share of common stock (“New Shares”). The table below shows, as of the Record Date, the approximate number of outstanding New Shares that would result from the listed hypothetical Reverse Split ratios (without giving effect to the treatment of fractional shares):
Reverse Split Ratio	Approximate Number of New Shares Following the Reverse Split
1-for-15	13,117,546
1-for-20	9,838,159
1-for-25	7,870,528
1-for-30	6,558,773
The Reverse Split will affect all holders of our common stock uniformly and will not affect any stockholder’s percentage ownership interest in Titan, except that as described below in “Fractional Shares,” record holders of Old Shares otherwise entitled to a fractional share as a result of the Reverse Split will be rounded up to the next whole number.
After the effective date of the Reverse Split (the “Effective Time”), our common stock will have new Committee on Uniform Securities Identification Procedures (“CUSIP”) numbers, which is a number used to identify our equity securities, and stock certificates with the older CUSIP numbers will need to be exchanged for stock certificates with the new CUSIP numbers by following the procedures described below. After the Reverse Split, we will continue to be subject to the periodic reporting and other requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our common stock will continue to be listed on Nasdaq under the symbol “TTNP”, subject to our continued compliance with Nasdaq’s requirements for continued listing, including the minimum bid price and minimum stockholders’ equity requirements.
Holders of Common Stock (i.e. stockholders who hold in street name)
Upon the implementation of the Reverse Split, we intend to treat shares held by stockholders through a bank, broker, custodian or other nominee in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers, custodians or other nominees will be instructed to effect the Reverse Split for their beneficial holders holding our common stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures than registered stockholders for processing the Reverse Split. Stockholders who hold shares of our common stock with a bank, broker, custodian or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers, custodians or other nominees.
Registered “Book-Entry” Holders of Common Stock (i.e. stockholders that are registered on the transfer agent’s books and records but do not hold stock certificates)
Certain of our registered holders of common stock may hold some or all of their shares electronically in book-entry form with the transfer agent. These stockholders do not have stock certificates evidencing their ownership of the common stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.
Stockholders who hold shares electronically in book-entry form with the transfer agent will not need to take action (the exchange will be automatic) to receive whole shares of post-Reverse Split common stock, subject to adjustment for treatment of fractional shares.
Holders of Certificated Shares of Common Stock
Stockholders holding shares of our common stock in certificated form will be sent a transmittal letter by our transfer agent after the Effective Time. The letter of transmittal will contain instructions on how a stockholder should surrender his, her or its certificate(s) representing shares of our common stock (the “Old Certificates”) to the transfer agent in exchange for certificates representing the appropriate number of whole shares of post-Reverse Split common stock (the “New Certificates”). No New Certificates will be issued to a stockholder until such Stockholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the transfer agent. No stockholder will be required to pay a transfer or other fee to exchange his, her or its Old Certificates. Stockholders will then receive a New Certificate(s) representing the number of whole shares of common stock that they are entitled to as a result of the Reverse Split, subject to the treatment of fractional shares described below. Until surrendered, we will deem outstanding Old Certificates held by stockholders to be cancelled and only to represent the number of whole shares of post-Reverse Split common stock to which these stockholders are entitled, subject to the treatment of fractional shares. Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for New Certificates. If an Old Certificate has a restrictive legend on the back of the Old Certificate(s), the New Certificate will be issued with the same restrictive legends that are on the back of the Old Certificate(s).
STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.
Fractional Shares
No scrip or fractional share certificates will be issued in connection with the Reverse Split. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of Old Shares not evenly divisible will be entitled, upon surrender of certificate(s) representing these shares, to a number of New Shares rounded up to the nearest whole number. The ownership of a fractional interest will not give the stockholder any voting, dividend or other rights except to have his or her fractional interest rounded up to the nearest whole number when the New Shares are issued.
Effect on Options, Warrants and Shares Reserved for Issuance under Equity Compensation Plans
All outstanding options and warrants to purchase shares of our common stock and those available for issuance under the 2015 Plan will be adjusted proportionately as a result of any Reverse Split. Holders of options and warrants, who upon exercise of their options or warrants would otherwise be entitled to receive fractional shares, because they hold options which upon exercise would result in a number of shares of common stock not evenly divisible by the Reverse Split ratio determined by the Board, will receive a number of shares of common stock rounded up to the nearest whole number.

The table below shows, as of the Record Date, the approximate number of shares of common stock underlying options and warrants (including the Offering Warrants) that would result from the listed hypothetical Reverse Split ratios (without giving effect to the treatment of fractional shares):
Reverse Split Ratio	Approximate Number of Underlying Shares Following the Reverse Split
1-for-15	7,121,970
1-for-20	5,341,477
1-for-25	4,273,182
1-for-30	3,560,985
In addition, the number of shares of common stock authorized for issuance under the 2015 Plan will be reduced based on the Reverse Split ratio. Because we have previously undertaken not to issue additional shares under our prior equity incentive plans, the Reverse Split will not have any impact on the availability of shares under such plans.
Effect on Authorized but Unissued Shares of Common Stock
Currently, we are authorized to issue up to a total of 225,000,000 shares of common stock. On the Record Date, there were outstanding: (i) 196,763,180 shares of our common stock, (ii) warrants (excluding the Offering Warrants”) to purchase 25,932,114 shares of our common stock issued with a weighted average exercise price of $0.41 per share, and (iii) options to purchase 897,426 shares of our common stock with a weighted average exercise price of $7.58 per share. This leaves only 1,407,280 shares of our authorized common stock available for future issuance, both for equity financings and equity compensation.
Implementation of the Reverse Split would not change the total authorized number of shares of common stock. However, the reduction in the issued and outstanding shares, and the corresponding adjustment of shares issuable pursuant to warrants and options, which would be decreased by a factor of between 15 and 30, would provide more authorized shares available for future issuance. It would also enable us to reserve the shares of common stock underlying the Offering Warrants. Because holders of our common stock have no preemptive rights to purchase or subscribe for any unissued stock of our company, the issuance of additional shares in the future of authorized common stock that will become newly available as a result of the implementation of the Reverse Split will reduce the current stockholders’ percentage ownership interest in the total outstanding shares of common stock.
We expect to issue additional equity capital in the future to further our research and development programs. The additional available shares that the proposed Reverse Split will provide will allow us to pursue any such financing. However, there are no specific plans, arrangements, agreements or understandings regarding the issuance of any of the authorized shares that will become available upon completion of the Reverse Split.
Accounting Matters
The amendment to our certificate of incorporation will not change the par value of our common stock, which will remain at $0.001. As a result, on the effective date of the Reverse Split, the stated capital on our balance sheet attributable to our common stock will be reduced in proportion to the Reverse Split ratio (for example, in a one-for-15 Reverse Split, the stated capital attributable to our common stock will be reduced to one-fifteenth of its existing amount) and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our common stock will also be increased because there will be fewer shares outstanding. The Reverse Split will not affect total stockholders’ equity on our balance sheet.
THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO EFFECT THE REVERSE SPLIT.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth as of the Record Date, the number of shares of our common stock beneficially owned by (i) each person who is known by us to be the beneficial owner of more than five percent of our common stock; (ii) each director and director nominee; (iii) each of the named executive officers in the Summary Compensation Table; and (iv) all directors and executive officers as a group. On the Record Date, we closed a public offering pursuant to which we issued 80,000,000 shares of common stock. The below table does not include any investor in such offering that may have acquired more than five percent of the outstanding but has not yet filed a report reflecting such ownership. As of the Record Date, we had 196,763,180 shares of common stock issued and outstanding.
Name and Address of Beneficial Owner(1)	Shares Beneficially Owned(2)	Percent of Shares Beneficially Owned
Joseph A. Akers(3)	74,974	*%
Sunil Bhonsle(4)	309,155	*
Kate Devarney, Ph.D.(5)	55,876	*
M. David MacFarlane, Ph.D.(6)	39,327	*
James R. McNab, Jr.(7)	89,475	*
Marc Rubin, M.D.(8)	329,250	*
Scott A. Smith(9)	2,501	*
All executive officers and directors as a group (7) persons	900,558	*%

*
Less than one percent.

(1)
Unless otherwise indicated, the address of such individual is c/o Titan Pharmaceuticals, Inc., 400 Oyster Point Boulevard, Suite 505, South San Francisco, California 94080.

(2)
In computing the number of shares beneficially owned by a person and the percentage ownership of a person, shares of our common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of the Record Date are deemed outstanding. Such shares, however, are not deemed outstanding for purposes of computing the percentage ownership of each other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock.

(3)
Includes (i) 6,138 shares issuable upon exercise of outstanding options and (ii) 33,334 shares issuable upon exercise of outstanding warrants.

(4)
Includes (i) 177,429 shares issuable upon exercise of outstanding options, (ii) 50,000 shares issuable upon exercise of outstanding warrants and (iii) 9,117 shares held in a family trust for which he serves as trustee.

(5)
Includes 53,489 shares issuable upon exercise of outstanding options.

(6)
Includes (i) 8,944 shares issuable upon exercise of outstanding options and (ii) 13,334 shares issuable upon exercise of outstanding warrants.

(7)
Includes (i) 6,138 shares issuable upon exercise of outstanding options and (ii) 33,334 shares issuable upon exercise of outstanding warrants.

(8)
Includes (i) 169,855 shares issuable upon exercise of outstanding options and (ii) 66,667 shares issuable upon exercise of outstanding warrants.

(9)
Represents shares issuable upon exercise of outstanding options.

GENERAL
Management does not know of any matters other than those stated in this proxy statement that are to be presented for action at the meeting. If any other matters should properly come before the meeting, it is intended that proxies in the accompanying form will be voted on any such other matters in accordance with the judgment of the persons voting such proxies. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.
We will bear the cost of preparing, printing, assembling and mailing the proxy, proxy statement and other material which may be sent to stockholders in connection with this solicitation. It is contemplated that brokerage houses will forward the proxy materials to beneficial owners at our request. In addition to the solicitation of proxies by use of the mails, officers and regular employees of Titan may solicit proxies without additional compensation, by telephone or other electronic means. We may reimburse brokers or other persons holding stock in their names or the names of their nominees for the expenses of forwarding soliciting material to their principals and obtaining their proxies. We have retained Alliance Advisors LLC to assist in the solicitation of proxies for a fee of $15,000, plus reimbursement of expenses.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other documents with the SEC under the Exchange Act. Titan’s SEC filings made electronically through the SEC’s EDGAR system are available to the public at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549-1004. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference room.
By Order of the Board of Directors,
/s/ Marc Rubin

Marc Rubin, M.D.
Executive Chairman of the Board of Directors
Dated: November 2, 2020

Annex A
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
PROXY
FOR THE SPECIAL MEETING OF STOCKHOLDERS OF TITAN PHARMACEUTICALS, INC.
TO BE HELD ON NOVEMBER 16, 2020
Kate Devarney, Ph.D., with full power of substitution, hereby is authorized to vote as specified below or, with respect to any matter not set forth below, as she shall determine, all of the shares of common stock of Titan Pharmaceuticals, Inc. that the undersigned would be entitled to vote, if personally present, at the special meeting of stockholders and any adjournment thereof.
Unless otherwise specified, this proxy will be voted FOR Approval of the Reverse Split. The board of directors recommends a vote FOR Approval of the Reverse Split.
1.
APPROVAL OF THE REVERSE SPLIT IN THE AMOUNT OF BETWEEN 1-FOR-15 AND 1-FOR-30

☐ FOR	☐ AGAINST	☐ ABSTAIN
2.
Please sign exactly as your name appears below. When shares are held by joint tenants, each should sign. When signing as attorney, executor, administrator, trustee, guardian, corporate officer, or partner, please give full title as such.

Date:                  , 2020

Signature

Signature if held jointly
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Annex B
CERTIFICATE OF AMENDMENT
TO
THE RESTATED CERTIFICATE OF INCORPORATION
OF
TITAN PHARMACEUTICALS, INC.
It is hereby certified as follows:
1.   The name of the corporation is Titan Pharmaceuticals, Inc. (the “Corporation”).
2.   The Corporation hereby amends the provisions of the Corporation’s Amended and Restated Certificate of Incorporation filed with the Secretary of State on January 23, 1996, as amended (the “Certificate of Incorporation”) by deleting the first paragraph of Article FOURTH in its entirety and replacing it with the following new paragraph:
FOURTH:   The total number of shares of all classes of stock which the Corporation shall be authorized to issue is Two-Hundred Thirty Million (230,000,000), of which Two Hundred Twenty-Five Million (125,000,000) shall be designated Common Stock with a par value of $.001 per share, and Five Million (5,000,000) shall be designated Preferred Stock with a par value of $.001 per share.
Following the effectiveness of this Certificate of Amendment to the Certificate of Incorporation of the Corporation, at 5:00 p.m. Eastern time on November 16, 2020 (the “Effective Time”), every        (      ) of the             shares of Common Stock either issued and outstanding or held by the Corporation in treasury stock immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock (the “Reverse Stock Split”). No fractional shares shall be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares of Common Stock shall be entitled to receive an additional whole share of Common Stock. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (each an “Old Certificate”) shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional share interests as described above.
3.   This amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
IN WITNESS WHEREOF, this Certificate of Amendment has been executed by a duly authorized officer of this Corporation on this 16th day of November, 2020.
Titan Pharmaceuticals, Inc.
By:	/s/ Kate Devarney, Ph.D. Kate Devarney, PhD., President and Chief Operating Officer